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                                                                   EXHIBIT 23(F)
                                October 12, 1995
                               LETTER OF CONSENT
Board of Directors
First Union Corporation
One First Union Center
Charlotte, North Carolina 28288
Board of Directors
RS Financial Corp.
219 Fayetteville Street Mall
Raleigh, North Carolina 27601
Gentlemen:
     We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of RS Financial Corp. included as Annex B to the Prospectus/Proxy Statement that is a part of this Registration Statement, and to the references to such letter and to our firm in such Prospectus/Proxy Statement.
                                        Sincerely,
                                        TRIDENT FINANCIAL CORPORATION
                                        Michael A. Murphy, President